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                 [PAUL, HASTINGS, JANOFSKY & WALKER LETTERHEAD]

                                  May 30, 1996




                                                                     23062.74545

Lexington Corporate Properties, Inc.
355 Lexington Avenue
New York, NY  10017

         Re:      Legality of Securities to be Registered
                  under Registration Statement on Form S-3
                  File No. 333-3688

Ladies and Gentlemen:

                  This opinion is delivered in our capacity as counsel to Lexington Corporate Properties, Inc. (the "Company") in connection with the Company's registration statement on Form S-3 (File No. 333-3688) (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the offering, from time to time, by the Company, of an indeterminate amount of Debt Securities and shares of Preferred Stock and Common Stock with an aggregate public offering price of up to $150,000,000 (such securities being referred to collectively herein as the "Securities" and individually as a "Security"). The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more prospectus supplements (each a "Prospectus Supplement") to the Prospectus contained in the Registration Statement.

                  In connection with this opinion, we have examined copies or originals of:

                  (i) the Second Amended and Restated Articles of Incorporation of the Company and the Amended Bylaws of the Company;
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Lexington Corporate Properties, Inc.
May 30, 1996
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                  (ii) signed copies of the Registration Statement and all
         exhibits thereto, all as filed with the Securities and Exchange Commission on April 16, 1996;

                  (iii) signed copies of Amendment No. 1 to the Registration Statement and all Exhibits thereto, all as filed with the Securities and Exchange Commission on May 30, 1996;

                  (iv) minutes of the meetings of the Board of Directors of the Company; and

                  (v) such other documents as we have deemed material to the opinion set forth below.

The documents described in paragraphs (i) through (v) are hereby referred to as the "Company Documents".

                  In addition, we have reviewed certificates of public officials and of the Company, statutes, records and other instruments and documents as we have deemed necessary to form a basis for the opinion hereinafter expressed.

                  In our examination of the Company Documents, we have assumed, without independent investigation, (i) the genuineness of all signatures, and the authority of all persons or entities signing all documents examined by us and (ii) the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all copies submitted to us as certified, conformed or photostatic copies. With regard to certain factual matters, we have relied, without independent investigation or verification, upon statements and representations of representatives of the Company. To the extent that the opinion set forth below relates to matters under the laws of the State of Maryland, we have assumed the correctness of, have not made any independent investigation of the matters covered by, and relied solely on an opinion of Piper & Marbury L.L.P dated May 30, 1996, addressed to the Company and to us. Therefore, to such extent, our opinion is qualified or limited by, or conditioned upon the matters referenced in such opinion of Piper & Marbury L.L.P.
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Lexington Corporate Properties, Inc.
May 30, 1996
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                  We assume that prior to the issuance of any shares of
Preferred Stock or Common Stock or convertible Debt Securities, there will exist, under the Charter of the Company, the requisite number of authorized but unissued shares of Preferred Stock or Common Stock, as the case may be, and that all actions necessary to the designation of any such Preferred Stock, including the filing of Articles Supplementary or an amendment to the Charter, will have been taken. We further assume that any Debt Securities will be issued pursuant to an indenture (an "Indenture").

                  We further assume that the issuance, sale amount and terms of the Securities to be offered from time to time, and the form of any Indenture relating to any Debt Securities to be offered from time to time, will be authorized and determined by proper action of the Board of Directors of the Company in accordance with the parameters described in the Registration Statement (each, a "Board Action") and in accordance with the Company's Charter and applicable law.

                  In addition, we assume that, at or prior to the time of the delivery of any Security, (i) the Registration Statement has been declared effective and no stop order has been issued in respect thereof, (ii) a prospectus supplement or an amendment to the Registration Statement, as appropriate, has been filed by the Company with the Commission in a form reviewed by us, which sets forth the particular terms of the Securities proposed to be issued, (iii) any Underwriting Agreement entered into by the Company with respect to the Securities is in a form reviewed by us, (iv) there has not occurred, since the date of this opinion, any change in law affecting the validity of the Securities or the ability or capacity of the Company to issue any Security and (v) the Company has not effected any material change to its corporate Charter or Bylaws. We have also assumed that none of the terms of any Security to be established subsequent to the date hereof nor the issuance and delivery of any Security nor the compliance by the Company with the terms of any Security will violate any applicable law, rule or regulation or will result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.
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Lexington Corporate Properties, Inc.
May 30, 1996
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                  Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof:

                  1. When the Debt Securities have been (a) duly established by the applicable Indenture, (b) duly authenticated by the Trustee and duly authorized and established by the applicable Board Action, and (c) duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of such Board Action, the applicable Indenture as contemplated by the Registration Statement, the Prospectus or the applicable Prospectus Supplement, and, if applicable, an Underwriting Agreement, the Debt Securities will be legally issued and will constitute binding obligations of the Company.

                  2. When a series of the Preferred Stock has been duly authorized and established in accordance with the applicable Board Action, the terms of the Company's Charter and applicable law, and upon issuance and delivery of certificates for shares of such series of Preferred Stock against payment therefor in the manner contemplated by such Board Action, the Registration Statement, the Prospectus or the applicable Prospectus Supplement, the shares of Preferred Stock represented by such certificates will be validly issued, fully paid and non-assessable.

                  3. Upon due authorization by Board Action of an issuance of Common Stock, and upon issuance and delivery of certificates for Common Stock against payment therefor (a) in the manner contemplated by such Board Action, the Registration Statement, the Prospectus or the applicable Prospectus Supplement, or (b) pursuant to the conversion of Company convertible Debt Securities or convertible Preferred Stock, the shares of Common Stock represented by such certificates will be duly authorized, validly issued, fully paid and non-assessable.
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Lexington Corporate Properties, Inc.
May 30, 1996
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                  We hereby consent to being named as counsel to the Company in the Registration Statement, to the references therein to our firm under the caption "Legal Matters" and to the inclusion of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

                                  Very truly yours,



                                  /s/ PAUL, HASTINGS, JANOFSKY & WALKER